Exhibit 107

Calculation of Filing Fee Tables

S-1/A

(Form Type)

Guerrilla RF, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Rule 457(a)	33,553,772	(1)	$2.00	(2)	$67,107,544	(2)	$92.70 per $1,000,000	$6,221
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	Rule 457(a)	33,478,772		$2.00	(2)	$66,957,544	(2)	$92.70 per $1,000,000	$6,207	(3)

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$67,107,544			$6,221
	Total Fees Previously Paid										$6,207
	Total Fee Offsets
	Net Fee Due										$14

(1)	Represents shares offered by the selling stockholders identified in this prospectus. Includes an indeterminable number of additional shares of common stock that, pursuant to Rule 416 under the Securities Act of 1933, as amended, may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the selling stockholders.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based upon the original sale price of the shares of common stock registered hereunder. On October 22, 2021, and in subsequent closings thereafter through November 16, 2021, Guerrilla RF, Inc. sold shares of common stock at a price of $2.00 per share in the offering. The price per share and aggregate offering price in the table above are based on the price per share in the offering.

(3)	A registration fee of $6,207 was previously paid in connection with the filing of the Registration Statement on Form S-1 (File No. 333-261860).